UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 21, 2011

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia Georgia	1-12080 0-28226	58-1550675 58-2053632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia		30327
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 846-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2011, Post Apartment Homes, L.P. (the “Operating Partnership”) executed a Second Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Operating Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and each of the financial institutions initially a signatory thereto. The Credit Agreement was provided by a syndicate of eight financial institutions arranged by Wells Fargo Securities, LLC and J.P. Morgan Securities LLC. The Credit Agreement provides for a $300 million unsecured revolving line of credit which has a three-year term with a one-year extension option subject to the Operating Partnership paying certain fees and the satisfaction of certain other conditions, and which matures in January 2014 (the “Revolver”). The new Revolver amends and restates the Operating Partnership’s existing $400 million unsecured revolving credit facility, and has been guaranteed by Post Properties, Inc., Post GP Holdings, Inc., Post LP Holdings, Inc. and certain of their subsidiaries.

The Revolver has a current stated interest rate of the London Interbank Offered Rate (LIBOR) plus 2.30% and requires the payment of annual facility fees currently equal to 0.45% of the aggregate loan commitments. The Revolver provides for the interest rate and facility fee rate to be adjusted up or down based on changes in the credit ratings of the Operating Partnership’s senior unsecured debt. There are five stated pricing levels for (1) the spread over LIBOR for syndicated borrowings ranging from 1.75% to 3.00% and (2) the facility fee ranging from 0.30% to 0.50%. The Revolver also includes an uncommitted competitive bid option for up to $150 million of the $300 million Revolver, as long as the Operating Partnership maintains its investment grade credit rating. This option allows participating banks to bid to provide the Operating Partnership loans at a rate that is lower than the stated rate for syndicated borrowings.

The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of facility. The Operating Partnership’s ability to borrow under the Credit Agreement is subject to its compliance with a number of financial covenants, affirmative covenants and other restrictions on an ongoing basis. The principal financial covenants under the Credit Agreement include the following: (1) the Operating Partnership’s ratio of total debt to total assets may not exceed 0.6 to 1; (2) the Operating Partnership’s fixed charge coverage ratio for the last four consecutive fiscal quarters may not be less than 1.5 to 1; (3) the Operating Partnership’s ratio of total secured debt to total assets may not exceed 0.4 to 1 (except that this limit may be increased to 0.45 to 1 for four consecutive fiscal quarters once during the term of the Revolver); (4) the Operating Partnership’s tangible net worth may not be less than $1 billion (plus 85% of the net proceeds of equity issuances after January 21, 2011); (5) the ratio of total assets attributable to the Operating Partnership and all subsidiary guarantors to the Operating Partnership’s total assets on a consolidated basis (but excluding assets owned by non-wholly owned subsidiaries and unconsolidated affiliates and certain other wholly-owned subsidiaries) may not be less than 0.8 to 1; (6) the Operating Partnership’s ratio of unencumbered adjusted property-level net operating income for the last four consecutive fiscal quarters to total unsecured debt may not be less than 0.115 to 1; and (7) the Operating Partnership’s ratio of unencumbered adjusted property-level net operating income for the last four consecutive fiscal quarters to unsecured interest expense for such period may not be less than 2 to 1. The Credit Agreement also restricts the amount of capital the Operating Partnership can invest in specific categories of assets, such as unimproved land, development properties, non-multifamily properties, debt or equity securities, notes receivable and unconsolidated affiliates. The Credit Agreement prohibits the Operating Partnership from investing further capital in condominium properties, excluding its current investments in The Ritz-Carlton Residences in Atlanta, Georgia and The Four Seasons Private Residences in Austin, Texas and certain mixed-use projects. The Credit Agreement also contains cross-default provisions with the Operating Partnership’s other material indebtedness.

On January 21, 2011, the Operating Partnership also executed an Amended and Restated Revolving Loan Credit Agreement (the “Cash Management Credit Agreement”) by and between the Operating Partnership and Wells Fargo Bank, National Association, providing for a three-year $30 million unsecured cash management line of credit which matures in January 2014 (the “Cash Management Line”). The Cash Management Line carries pricing and terms, including debt covenants, substantially consistent with those of the Revolver and is guaranteed by Post Properties, Inc., Post GP Holdings, Inc., Post LP Holdings, Inc. and certain of their subsidiaries.

The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated January 21, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.

Date: January 24, 2011	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.

Date: January 24, 2011	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amended and Restated Credit Agreement, dated January 21, 2011.